                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Chesapeake Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                                   [L O G O]



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                            March 24, 2000



To the Stockholders of
Chesapeake Corporation:



     We are pleased to invite you to attend the annual meeting of stockholders of Chesapeake Corporation to be held at the Crestar Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Wednesday, April 26, 2000, at 10:00 A.M., for the following purposes:

          (1) to elect four directors to serve until the 2003 annual meeting of stockholders and one director to serve until the 2002 annual meeting of stockholders; and

          (2) to transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 8, 2000, are entitled to notice of, to vote at and to participate in the meeting.

     You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person. You may also vote by telephone. Instructions for this convenient voting method are set forth on the enclosed proxy card.



                                             By order of the Board of Directors:


                                                    J. P. Causey Jr.
                                                    Secretary

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS



                                    [logo]



                              GENERAL INFORMATION

     Solicitation of the enclosed proxy is made by and on behalf of Chesapeake Corporation for use at the annual meeting of stockholders to be held at the Crestar Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Wednesday, April 26, 2000, and at any adjournments of such meeting. An annual report, including financial statements for the year ended December 31, 1999, is enclosed with this proxy statement.

     The expense of this solicitation will be paid by the Corporation. Officers, directors and employees of the Corporation may make solicitations of proxies by telephone or telegraph or by personal calls. The firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a fee estimated not to exceed $6,500, plus direct out-of-pocket expenses. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Corporation will reimburse them for their charges and expenses.

     The Corporation's charter authorizes the issuance of up to 60,000,000 shares of Common Stock ($1 par value) ("Common Stock") and 500,000 shares of Preferred Stock ($100 par value). Only stockholders of record at the close of business on March 8, 2000, are entitled to notice of, to vote at and to participate in the meeting. On the record date, the stock issued and outstanding consisted of 17,509,043 shares of Common Stock. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share will entitle the holder to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

     A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

     This proxy statement and the enclosed form of proxy were first mailed to stockholders on March 24, 2000.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL 1)

     The Corporation's Board of Directors is divided into three classes. At the annual meeting, four directors are expected to be elected to Class II to hold office for a term of three years and one director is expected to be elected to Class I to hold office for a term of two years and, in each case, until their respective successors are duly elected and qualified.

                        Information Concerning Nominees

       Class II (to serve until the 2003 annual meeting of stockholders)

                             Name and Age;                            Director
                        Principal Occupation or                     Continuously
                    Employment During Last Five Years                   Since


[PHOTO]        James E. Rogers, 55                                       1999

               President, SCI Investors, Inc., a private equity investment firm; Director of Owens & Minor, Inc.,
               Caraustar Industries, Inc., Virginia Management
               Investment Corp. and Wellman, Inc.

[PHOTO]        Wallace Stettinius, 67                                    1980

               Retired (since 1995); former Chairman of the
               Board, Cadmus Communications Corporation, a graphic communications holding company; Director of Cadmus Communications Corporation.

[PHOTO]        Joseph P. Viviano, 61                                     1988

               Vice Chairman (since 1999) and Director, Hershey Foods Corporation, a manufacturer of confectionery products; former President and Chief Operating Officer (1993-1998), Hershey Foods Corporation; Director of Harsco Corporation, Huffy Corporation and R.J. Reynolds Tobacco Holdings Company, Inc.

[PHOTO]        Harry H. Warner, 64                                       1978

               Chairman of the Board (Non-executive) of the Corporation (since 1998); Financial Consultant; Director of Allied Research Corporation, Pulaski Furniture Corporation and Virginia Management Investment Corp.

        Class I (to serve until the 2002 annual meeting of stockholders)

                             Name and Age;                            Director
                        Principal Occupation or                     Continuously
                    Employment During Last Five Years                   Since

[PHOTO]        Sir David Fell,  57                                       2000

               Chairman and Director, Northern Bank Limited, a banking and financial services company (since
               1998); Non-executive Chairman, Boxmore
               International PLC, a printing and packaging company (1998-2000); Head of the Northern Ireland Civil Service and Second Permanent Under Secretary of State in the Northern Ireland Office (1991-
               1997); Director of Fred Olsen Energy ASA and
               Dunloe Ewart plc.

     Unless authority to do so is withheld, shares represented by properly executed proxies in the enclosed form will be voted for the election of the five persons named above. Each of the nominees is currently a director and has served continuously since the year he joined the Corporation's Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees, for whom the proxies will be voted. In the alternative,
(i) in the case of Class II, the Board may reduce the size of the Class to the number of remaining nominees, for whom the proxies will be voted, and (ii) in the case of Class I, the Board may reduce the size of the Class, and no nominees will be considered for election to such Class at the 2000 annual meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO
                                                          ---
ELECT MESSRS. ROGERS, STETTINIUS, VIVIANO AND WARNER TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2003 ANNUAL MEETING AND TO ELECT SIR DAVID FELL TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2002 ANNUAL MEETING.

                        Directors Continuing in Office

     There are six directors whose present term of office will continue until 2001 or 2002, as indicated below, and until their respective successors are duly elected and qualified. Each has served continuously since the year he joined the Corporation's Board.

        Class I (to serve until the 2002 annual meeting of stockholders)


                             Name and Age;                            Director
                        Principal Occupation or                     Continuously
                    Employment During Last Five Years                   Since

[PHOTO]        John W. Rosenblum, 56                                     1984

               Dean, Jepson School of Leadership Studies,
               University of Richmond (since 1996); former Tayloe Murphy Professor of Business Administration (1993-
               1996), Darden Graduate School of Business
               Administration, University of Virginia; Director of Cadmus Communications Corporation, Comdial Corporation, Cone Mills Corporation and Grantham, Mayo, van Otterloo, LLP.

[PHOTO]        Richard G. Tilghman, 59                                   1986

               Vice Chairman and Director of SunTrust Banks, Inc., a bank holding company (since 1999), and Chairman of the Board, Crestar Financial Corporation, a bank holding company; former Chief Executive Officer, Crestar Financial Corporation.


[PHOTO]        Hugh V. White, Jr., 66                                    1999

               Senior Counsel, Hunton & Williams, the
               Corporation's principal law firm (since 1999);
               former Partner, Hunton & Williams; Director of
               Pulaski Furniture Corporation.

       Class III (to serve until the 2001 annual meeting of stockholders)

                             Name and Age;                            Director
                        Principal Occupation or                     Continuously
                    Employment During Last Five Years                   Since

[PHOTO]        Robert L. Hintz, 69                                       1985

               Chairman of the Board, R. L. Hintz and Associates, a management services consulting firm; Director of Arch Coal, Inc. and Reynolds Metals Company.

[PHOTO]        Thomas H. Johnson, 50                                     1997

               President and Chief Executive Officer of the
               Corporation (since 1997); former Vice Chairman (1996-1997) and President and Chief Executive Officer (1989-1996), Riverwood International Corporation, a forest products and packaging company.

[PHOTO]        Frank S. Royal, 60                                        1990

               Physician; Director of Columbia/HCA Healthcare
               Corporation, CSX Corporation, Dominion Resources,
               Inc. and SunTrust Banks, Inc.



     The Board of Directors meets regularly each quarter and following each annual meeting of stockholders. During the last year, there were fourteen meetings of the Board.

     The Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Warner (Chairman), Hintz, Johnson, Royal and Viviano. During the last year, there were two meetings of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

     Members of the Audit Committee are Messrs. Hintz (Chairman), Rogers, Rosenblum, Royal and Stettinius. During the last year, there were three meetings of the Audit Committee. The Audit Committee recommends an independent accounting firm to be selected by the Board of Directors for the upcoming year. The Audit Committee reviews and approves various audit functions including the year-end audit performed by the Corporation's independent accountants. The Corporation's internal auditors and independent accountants regularly report directly to the Audit Committee.

     Members of the Executive Compensation Committee (the "Compensation Committee") are Messrs. Viviano (Chairman), Hintz, Rosenblum and Tilghman. During the last year, there were six meetings of the Compensation Committee. The Compensation Committee approves officer incentive awards, grants stock options, stock awards and performance share awards, and recommends to the Board of Directors remuneration levels for officers, general remuneration plans for all management personnel and other employee remuneration plans.

     Members of the Nominating Committee are Messrs. Royal (Chairman), Stettinius, Tilghman and White. During the last year, there were three meetings of the Nominating Committee. The Nominating Committee reviews the performance and attendance of directors, recommends to the full Board of Directors persons to serve as directors of the Corporation and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or re-election to the Board of Directors. Stockholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by stockholders with respect to the 2001 annual meeting must be received in writing by the Secretary of the Corporation no earlier than January 8, 2001, and no later than February 2, 2001, and must set forth (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee and (iii) the number of shares of capital stock of the Corporation beneficially owned by each such nominee.

     The Board of Directors has also established a Committee of Outside Directors composed of those directors who are not and have never been employees of the Corporation. The Committee of Outside Directors meets regularly, usually in conjunction with, but separately from, regular meetings of the Board of Directors. The Committee of Outside Directors evaluates the performance of the Chief Executive Officer of the Corporation, reviews the senior organizational structure of the Corporation and, when appropriate, recommends a successor for the Chief Executive Officer. The chairman of the Committee of Outside Directors acts as spokesperson for the outside directors and as their liaison with the Chief Executive Officer.

     During 1999, all directors attended at least 75% of the meetings of the Board of Directors and the committees to which they were assigned.

                           Compensation of Directors

     Employee directors of the Corporation are not paid for their service on the Board of Directors or any Board committee. Non-employee directors receive an annual retainer of $20,000 for Board service and an attendance fee of $1,500, plus travel expenses, for each day attending a Board or committee meeting. The chairman of the Board receives an additional annual retainer of $100,000 and the other committee chairmen each receive an additional annual retainer of $5,000.

     Prior to 1997, the Corporation had a Directors' Deferred Compensation Plan under which directors could defer all or a portion of their fees until their retirement or another specified date. Interest accrues on the balance of the deferred account at a New York bank's prime rate. The Corporation also has an unfunded Outside Directors' Retirement Plan (the "Outside Directors' Plan"). Under the Outside Directors' Plan, non-employee directors retiring at or after age 65 after at least five years of service or prior to age 65 after at least ten years of service are paid an amount equal to their retainer at the time of their retirement for a period equal to their period of service, up to ten years. The Outside Directors' Plan was terminated in 1997 and will not be provided to future directors. The non-employee directors who served while the Outside Directors' Plan was in effect will continue to accrue credit for service under the plan and will receive retirement benefits earned under the plan, but the retirement benefit for directors retiring after 1997 will be based on the retainer paid in 1997.

     At the 1996 annual meeting, the stockholders approved the Chesapeake Corporation Directors' Stock Option and Deferred Compensation Plan (the "1996 Plan"). The 1996 Plan provides that each non-employee director will receive an annual grant of stock options each May 1st beginning May 1, 1997, and ending May 1, 2007. The number of shares of Common Stock covered by such options reflects assumptions made in 1996 regarding (i) the future amount of directors' fees that would be approved but for the adoption of the 1996 Plan and (ii) the fair market value of the option privilege. An option to purchase 1,900 shares of Common Stock at an exercise price of $30.34 was granted to each non-employee director on May 1, 1999, and an option to purchase 2,100 shares of Common Stock will be granted to each non-employee director on May 1, 2000. The exercise price of the options to be granted in 2000 will be the average closing price of the Common Stock for the 20 trading days preceding May 1, 2000. Options granted under the 1996 Plan will become exercisable on the day before the next succeeding annual meeting of stockholders following the date of grant, except that the exercisability of such options will be accelerated in the event of the director's death or disability or in the event of a "change in control" (as defined below under the caption "Definition of Change in Control"). Options that are not exercisable on the date that a participant ceases to be a director will be forfeited. No option may be exercised more than ten years after its grant date. In addition, non-employee directors may elect to defer all or part of their annual retainer or meeting fees, or both, under the 1996 Plan. The deferred fees may be held, at the election of the participant, in either a deferred cash account or a deferred stock account. Deferred cash accounts are not funded and are maintained for recordkeeping purposes only. Interest will be credited to a participant's deferred cash account based on the prime rate established from time to time by the Corporation's principal lender. Deferred fees that are credited to the participant's deferred stock account will be recorded by reference to the number of whole and fractional shares of Common Stock that could have been purchased with the deferred amount. Additional credits will be made to the deferred stock account, in whole and fractional shares of Common Stock, based on the value of dividends paid on the Common Stock and the fair market value of the Common Stock on the date that the dividends are paid. Deferred stock accounts are not funded, and no actual shares of Common Stock are purchased or held by or on behalf of the accounts; such accounts are maintained for recordkeeping purposes only.

     The cash retainer and attendance fees described above, together with annual awards under the 1996 Plan, represent the Corporation's standard arrangements for compensation of its non-employee directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of February 1, 2000 (unless otherwise indicated), the direct and indirect beneficial ownership of Common Stock by: each director; each nominee for director; each executive officer named in the Summary Compensation Table; all directors, nominees for director and executive officers of the Corporation as a group; and all persons beneficially owning more than 5% of the outstanding Common Stock.

                                         Sole Voting and                                                 Aggregate
                                           Investment                                                    Percentage
            Name                            Power/(1)/             Other/(2)/          Total             Owned/(3)/
---------------------------------------------------------------------------------------------------------------------
Sir David Fell.....................                 0                     0                  0
Keith Gilchrist....................            17,689                     0             17,689
Robert L. Hintz....................            12,100                     0             12,100
Thomas H. Johnson..................            92,969                62,562            155,531
Andrew J. Kohut....................            75,337                 6,050             81,387
Octavio Orta.......................            21,528                 4,123             25,651
James E. Rogers....................             1,000                     0              1,000
John W. Rosenblum..................             6,700                     0              6,700
Frank S. Royal.....................            12,200                     0             12,200
Wallace Stettinius.................            11,700                     0             11,700
Richard G. Tilghman................             7,314                   704              8,018
William T. Tolley..................            27,059                 4,549             31,608
Joseph P. Viviano..................            19,084                     0             19,084
Harry H. Warner....................             8,350                     0              8,350
Hugh V. White, Jr..................             1,000                12,400             13,400
All Directors, Nominees for
  Director and Executive Officers
  as a Group (18 persons)..........           455,057                99,897            554,954              3.2%
Lazard Freres & Co. LLC/(4)/
  30 Rockefeller Plaza
  New York, NY  10020..............           868,500                91,100            959,600              5.2
Capital Research and
  Management Company/(5)/
  333 South Hope Street
  Los Angeles, CA 90071............                 0             1,159,100          1,159,100              6.6

_______________

     /(1)/ Includes shares held in fiduciary capacities and (a) an aggregate 189,133 shares that may be acquired by the employee director and the Corporation's executive officers within 60 days under the Corporation's 1997 Incentive Plan, 1993 Incentive Plan and 1987 Stock Option Plan, and (b) an aggregate 59,100 shares that may be acquired by certain non-employee directors within 60 days under the 1996 Plan and the 1992 Non-Employee Director Stock Option Plan.
     /(2)/ Includes shares, if any: (a) owned by certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations; and (d) held by the Corporation's 401(k) Savings Plan for Salaried Employees. These shares may be deemed to be beneficially owned under the rules and regulations of the Securities and Exchange Commission (the "SEC"), but the inclusion of such shares in the table does not constitute an admission of beneficial ownership. Certain shares may be deemed to be beneficially owned by more than one person or group listed and, accordingly, must be reported as being beneficially owned by each.
     /(3)/ Except as indicated, each person or group beneficially owns less than 1% of the outstanding Common Stock.
     /(4)/ As reported in a Schedule 13G, dated February 3, 2000, Lazard Freres & Co. LLC ("Lazard Freres"), an investment advisor registered under the Investment Advisers Act of 1940, beneficially owns 959,600 shares of Common Stock. Lazard Freres reported that it exercises sole investment power with respect to all such shares and sole voting power with respect to 868,500 of such shares.
     /(5)/ As reported in a Schedule 13G, dated February 10, 2000, Capital Research and Management Company ("Capital Research"), an investment advisor registered under the Investment Advisers Act of 1940, beneficially owns 1,159,100 shares of Common Stock as a result of acting as investment advisor to various investment companies. Capital Research reported that it exercises sole investment power with respect to all such shares and sole voting power with respect to none of such shares.

                             EXECUTIVE COMPENSATION

            Compensation Committee Report on Executive Compensation

     The Corporation's executive compensation programs are administered by the Compensation Committee. The Compensation Committee is composed of the individuals listed below, each of whom is a non-employee director of the Corporation. The Compensation Committee recommends salary levels for executive officers, approves incentive awards for officers and administers the Corporation's 1997 Incentive Plan. The Compensation Committee has retained Frederic W. Cook & Co., Inc., an independent compensation consultant, to advise the Compensation Committee with respect to executive compensation matters.

Overview of Compensation Philosophy
-----------------------------------

     The Corporation's executive compensation program is designed to enable the Corporation to attract, develop and retain executives and motivate them to attain the Corporation's business goals. The Compensation Committee intends to keep executive compensation externally competitive and internally equitable to reflect differences in job responsibility and individual contribution to the Corporation's success. The Corporation's goal is to pay base salaries that are in the mid-range of salaries offered in the packaging industry, local competing industries or industry in general, as appropriate, while offering appropriate incentive opportunities for executives. The Corporation's intent with respect to incentive programs is to provide executives the opportunity to earn total compensation that exceeds the targeted mid-range in return for superior Corporation, individual business unit and individual executive performance. The compensation programs also encourage employee ownership of the Corporation's Common Stock.

     The individual elements of the Corporation's executive compensation program are (i) base salaries, (ii) annual incentive opportunities, which focus on short-term objectives, and (iii) grants of stock options, stock awards and long-term incentive opportunities, which focus on long-term objectives. In designing and administering the individual elements of the Corporation's executive compensation program, the Compensation Committee strives to balance short- and long-term incentive objectives with an appropriate amount of compensation that is at risk. Depending on the level of the executive, the Corporation targets between approximately one-half and two-thirds of executive compensation to be at risk. In the case of the Corporation's Chief Executive Officer (the "CEO"), the individual elements have been set by the Compensation Committee to provide that approximately two-thirds of total compensation will consist of short- and long-term incentive opportunities, with long-term elements being the more significant. The expected value of the CEO's total compensation is set at the mid-range of competitive levels, as discussed below, with a large portion of such compensation being at risk based on actual performance.

     The Compensation Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible, while preserving the Compensation Committee's flexibility to maintain a competitive compensation program. The Corporation expects all executive compensation paid or awarded during 1999 to be fully deductible, except that the deductibility of a portion of the restricted stock awards granted to Mr. Johnson during 1998 will depend upon his total compensation in the year such awards vest.

1999 Compensation
-----------------

     Base Salaries.  Base salaries for executive officers are approved by the
     -------------
Board of Directors based upon recommendations by the Compensation Committee.
The Compensation Committee's recommendations result from a subjective review of individual performances and competitive data supplied by its consultant. The Compensation Committee first establishes a pay range for each job classification by reference to the Project 777 Executive Compensation Survey published by Management Compensation Services (the "MCS Survey"). The MCS Survey is a broad-based survey of U.S. industrial companies, including three container and packaging companies, all of which are included in the Dow Jones Global Containers & Packaging Industry Group Index used in the Stock Performance Graph. The MCS Survey is used because it provides detailed compensation information by job classification

(weighted to reflect the relative sizes of the participating companies) for a diverse sample of participating companies. The midpoint of the base salary range for each executive job classification is set at the mid-range salary for similar positions reported in the MCS Survey (subject to adjustment by the Compensation Committee based on its subjective evaluation of the relationship of various job classifications within the Corporation). In determining recommendations for specific salaries for executive officers within the resulting pay ranges, the Compensation Committee considers the individual officer's performance and the position of each individual's salary within the respective pay range.

     The Compensation Committee recommended, and the Board of Directors approved, a 6% increase in Mr. Johnson's salary in 1999. As in the case of executive officers generally, the Compensation Committee first established a pay range for the CEO based on the MCS Survey. In determining a recommendation for Mr. Johnson's salary within that range, in addition to the considerations stated above for executive officers generally, the Compensation Committee considered his achievement of individual goals, which primarily related to profitability, managing cash flow, operating safely in compliance with applicable laws, managing the Corporation's strategic shift from a commodity company to one focused on becoming a global leader in specialty packaging and merchandising services and the Compensation Committee's subjective evaluation of his performance based on the Corporation's financial performance. In evaluating the Corporation's financial performance, several measures were reviewed, including earnings, return on equity, cash flow generated by operations and stock price performance. Without assigning relative weights to the different measures, the Compensation Committee placed primary emphasis on earnings and return on equity. The Compensation Committee noted that the Corporation's financial results for 1999 showed improvement over the levels achieved in 1998, but were slightly behind the Corporation's business plan. The Compensation Committee also concluded that Mr. Johnson's achievement of his individual goals substantially met the Compensation Committee's expectations. Mr. Johnson's performance was evaluated in the aggregate without assigning specific weights to the individual elements upon which his performance was evaluated.

     Annual Incentive Program.  The Compensation Committee also approves annual
     ------------------------
incentive awards to executive officers in the form of bonuses under the 1997 Incentive Plan. At the beginning of 1999, the Compensation Committee established award guidelines composed of three distinct award components: (i) the Corporation's business plan earnings per share ("EPS"), (ii) the business plan earnings before interest and taxes ("EBIT") for each business unit, and
(iii) the individual officer's achievement of his or her individual goals. The Compensation Committee also determined each officer's target award, which ranged from 30% to 60% of base salary, with the CEO having a 60% target. The actual awards for each individual award component could range from 0% to 200% of the target award for each component depending on performance relative to the award guidelines for the component. If performance under the award guidelines was exceeded, the Compensation Committee could, in its discretion, award an additional amount to the officer. At the end of the year, the Compensation Committee reviewed corporate, business unit and individual performance and determined the awards. The award guidelines established at the beginning of the year for the CEO were based 75% on EPS and 25% on achievement of individual goals. The incentive award for Mr. Johnson was $352,050 for 1999, which was approximately 63% of his year-end base salary, compared to an incentive award of
approximately 67% of year-end base salary for 1998.   Mr. Johnson's incentive
award was based upon the Corporation's EPS for 1999 and the Compensation Committee's subjective assessment of his individual performance against his individual goals approved by the Compensation Committee at the beginning of the year (which were identical to those discussed under the caption "Base Salaries" above).

     Long-Term Incentive Programs.  The Compensation Committee also approves
     ----------------------------
long-term incentive awards to executive officers and other management employees in the form of stock options, performance shares, stock awards and other incentive opportunities under the 1997 Incentive Plan. Long-term incentive awards are intended to align the executives' financial interests with those of other stockholders by encouraging executive ownership of the Corporation's stock, and focusing the executives' attention on the long-term growth and financial success of the Corporation. Individual grants are based on the Compensation Committee's subjective review of individual performance and competitive data supplied by the compensation consultant. The Compensation Committee first considers competitive data supplied by the compensation consultant with respect to average long-term incentive levels, by job classification, derived from the consultant's proprietary data base of long-term incentive practices of approximately 40 U.S. industrial companies, which is weighted to reflect the relative sizes of the participating companies. The data base does not include any of the companies represented in the Dow Jones Global Containers & Packaging Industry Group Index used in the Stock Performance Graph. The Compensation Committee relies on the consultant's data base for this purpose based on the consultant's advice that the data base provides a fair comparison group for determining competitive long-term incentive practices, and because the data base provides a consistent methodology for valuing and comparing grants. In determining recommendations for specific long-term incentive awards to executive officers, the Compensation Committee adjusts the average reflected in the consultant's data in light of its subjective evaluation of: the relationship of various job classifications within the Corporation; contributions by each executive officer to the overall performance of the Corporation and such officer's potential to contribute in the future; and, in the case of stock option awards, prior grant levels.

     In 1999, the Compensation Committee granted nonqualified options to purchase an aggregate of 360,400 shares of Common Stock to the Corporation's employees, including options to purchase 50,000 shares of Common Stock that were granted to Mr. Johnson. In determining Mr. Johnson's option grant, in addition to the factors set forth above for executive officers generally, the Compensation Committee believed it was important for Mr. Johnson to have a significant opportunity to purchase the Corporation's Common Stock to align his interests with those of other stockholders. The stock options become exercisable in one-third installments on each of the first three anniversaries of the date of grant. The grant price for the options was the average of the closing prices of the Corporation's Common Stock on the twenty days up to and including the date of the grant. The option recipients, including Mr. Johnson, will receive value from these grants only if the price of the Common Stock increases above the grant price.

     The Compensation Committee previously granted incentive award opportunities and performance shares to Chesapeake's officers and other management employees for the 1996-2000 performance cycle under the Long-Term Incentive Program. Each year during the performance cycle, a portion of the incentive award may be earned based upon the Corporation's cumulative cash flow during the performance cycle and on individual goals relating to sales growth or volume growth for each business unit. In addition, during each year of the performance cycle, a portion of the performance shares may be earned based on the price of the Corporation's Common Stock. A portion of the performance share award will be earned when the Common Stock price exceeds $35 and additional amounts will be earned when the price equals or exceeds each $5 increment in excess thereof up to $60. In 1999, the Compensation Committee determined that, in light of the Corporation's strategic shift from a commodity producer to a specialty packaging and merchandising services company, the cash flow and sales or volume growth goals that must be met in order to earn the incentive awards under the performance cycle were no longer relevant performance measures. As a result, the Compensation Committee approved a partial payment of the incentive award opportunities under the performance cycle to recognize progress to date on the goals and eliminated the balance of the incentive award opportunities. To recognize the loss of incentive opportunities under this performance cycle, the Compensation Committee increased the performance share award for each active participant under the performance cycle. As a result, in 1999, Mr. Johnson received a partial payment of $75,000 in settlement of his incentive award opportunity for the 1996-2000 performance cycle and an additional 4,900 performance shares. The additional performance shares have the same vesting criteria as those originally granted for the performance cycle. All performance shares granted for the 1996-2000 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control"). No performance shares were earned under the 1996-2000 performance cycle during 1999.

     During 1998 (or 1999 for certain newly hired managers), the Compensation Committee made grants of restricted stock to the Corporation's officers and other selected managers under the 1998-2001 performance cycle. In order to receive these awards, the participants were required to place shares of stock owned by the participant on deposit with the Corporation. At least one-half of such shares were required to be newly acquired shares (except for Mr. Johnson, for whom all such shares had to be newly acquired shares). For each share of stock placed on deposit within the individual participant's grant range, the participant received up to two shares of time-based restricted stock and up to one and one-half shares of performance-based restricted stock, depending on the participant's position with the Corporation. The time-based restricted stock generally vests in 25% installments at the end of each year from 1998 to 2001. The performance-based restricted stock will be earned any time after June 30, 1999, that the Corporation's return on equity ("ROE") over the prior five (5) calendar quarters meets the goals set by the Compensation Committee at the beginning of the 1998-2001 performance cycle, with a portion of the restricted stock earned when the Corporation's ROE exceeds a specified threshold amount, an additional amount of restricted stock earned when the Corporation's ROE exceeds a specified intermediate amount and the balance earned if the Corporation achieves 100% of the specified goal. The restricted stock granted for the 1998-2001 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined below under the caption "Definition of Change in Control") and, with respect to the time-based restricted stock, in the event of the death, disability or retirement of the participant. The Corporation achieved threshold ROE measures in 1999 resulting in participants earning a total of 51,223 shares of the performance-based restricted stock, of which Mr. Johnson earned 4,500 shares.

Executive Compensation Committee
--------------------------------
Joseph P. Viviano, Chairman
Robert L. Hintz
John W. Rosenblum
Richard G. Tilghman

Certain Agreements With Executive Officers


     The Corporation has entered into certain agreements with the following executive officers named in the Summary Compensation Table.

Agreements with Officers
------------------------

     During June 1999, the Compensation Committee reviewed potential executive employment agreements (the "Agreements") between the Corporation and its officers, including the Named Executive Officers (as defined under the caption "Summary of Cash and Certain Other Compensation" below), and approved the Agreements during September 1999. The term of the Agreements will expire on December 31, 2002 (in the case of the Named Executive Officers and selected other officers), or December 31, 2001 (in the case of all other officers). The term of the Agreements will be extended automatically each year for an additional year, unless the Corporation advises the officer, before September 1 of each year, that it does not wish to extend the Agreement. The Agreements provide for the payment of a severance benefit and continued participation in certain benefit plans if the officer is terminated without cause (as defined in the Agreements) or resigns with good reason (as defined in the Agreements) following a change in control (as defined below under the caption "Definition of Change in Control") or the sale or other divestiture of the officer's business unit. The severance payment equals a multiple of the officer's base salary and a multiple of his targeted annual incentive payment, less amounts payable to the officer under the Benefits Continuation Plan (described below). The multiple is three for the Named Executive Officers and selected other officers and two for the remaining officers. The Named Executive Officers and selected other officers also will be entitled to additional credit under the Corporation's Executive Supplemental Retirement Plan if the officer becomes entitled to benefits following a change in control or the sale or other divestiture of the officer's business unit. The Agreements also provide for the payment of a severance benefit and continued participation in certain benefit plans if the officer is terminated without cause (as defined in the Agreements) before a change in control or the sale or other divestiture of the officer's business unit. In such event the severance benefit is a multiple of the officer's base salary and a multiple of his targeted annual payment, less amounts payable to the officer under the Benefits Continuation Plan (with a multiple of three for Messrs. Johnson, Gilchrist and Orta and a multiple of two for Messrs. Kohut and Tolley and selected other officers) or up to two times base salary (for the remaining officers). The Agreements also provide for indemnification of the officer for any excise taxes that may become due under Section 4999 of the Internal Revenue Code and the reimbursement of legal fees incurred by the officer in enforcing the Agreements. The Agreements include a covenant against the disclosure of confidential information by the officer and, if the officer is terminated before a change in control, a covenant restricting competition by the officer.

     The Agreements for Messrs. Johnson and Gilchrist are in the form of amendments to their existing employment agreements, which are described below.

Agreement with Mr. Johnson
--------------------------

     In connection with his employment in 1997 as President & CEO, the Corporation entered into an Employment and Severance Benefits Agreement with Mr. Johnson. The agreement provides for Mr. Johnson's employment as President & CEO with a salary of not less than $500,000 per year. During the term of the agreement, Mr. Johnson may participate in the benefit programs available to executive officers generally.

Agreement with Mr. Gilchrist
----------------------------

     In connection with the acquisition of Field Group plc, the Corporation entered into a Service Agreement with Mr. Gilchrist. The agreement provides for his employment as Chief Executive - Field Group plc, or other capacity of like status as the Corporation may require, with a base salary of not less than $346,801 and a target annual incentive of 50% of his base salary. The agreement provides that the Corporation or Mr. Gilchrist may terminate Mr. Gilchrist's employment with not less than 36 months notice and that Mr. Gilchrist's employment shall cease upon his attainment of age 60. The agreement provides that Mr. Gilchrist shall participate in the Field Group Pension Scheme, have the use of an automobile provided by the Corporation, receive medical and life insurance coverage as the Corporation considers appropriate, and be entitled to 26 vacation days per year. The agreement also contains customary non-compete, non-solicitation, confidentiality, and inventions and improvements provisions.


                           Benefits Continuation Plan

     The Chesapeake Corporation Salaried Employee's Benefits Continuation Plan (the "Benefits Continuation Plan") will provide benefits to all salaried employees of the Corporation and its subsidiaries, including the Named Executive Officers, who are terminated within twenty-four months of a "change in control" of the Corporation (as defined below). The Benefits Continuation Plan provides severance pay based on the participant's credited service and compensation, with such severance pay not to exceed twenty-four months compensation. The participant's health and life insurance benefits also will be provided for the period during which the participant receives severance pay or until the participant obtains other employment, whichever is earlier.


                       Definition of "Change in Control"

     For purposes of the Benefits Continuation Plan, the 1993 Incentive Plan, the 1997 Incentive Plan and the Agreements, "change in control" means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of 20% or more of the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors; (ii) those persons who were members of the Corporation's Board of Directors prior to the adoption of such plan, and those persons whose subsequent nominations were approved by such directors, cease to constitute a majority of the Board of Directors; (iii) the stockholders of the Corporation approve a reorganization, merger, share exchange or consolidation involving the Corporation unless immediately following such transaction all or substantially all of the persons who beneficially own Common Stock and any other then-outstanding voting securities of the Corporation beneficially own at least 80% of the common stock and voting securities, respectively, of the surviving entity in such transaction in substantially the same proportions as their ownership immediately prior to such transaction; or (iv) the stockholders of the Corporation approve a complete liquidation or dissolution of the Corporation or the sale of all or substantially all of its assets. The foregoing summary is qualified in its entirety by reference to the terms of the Benefits Continuation Plan, the 1993 Incentive Plan and the 1997 Incentive Plan, copies of which will be provided promptly upon request and without charge to each person to whom a copy of this proxy statement is delivered. Requests should be directed to: J. P. Causey Jr., Secretary, Chesapeake Corporation, 1021 East Cary Street, Box 2350, Richmond, Virginia 23218-2350.

                 Summary of Cash and Certain Other Compensation

  The following table shows, for the fiscal years ended December 31, 1997, 1998 and 1999, the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to each person who served as the Corporation's CEO and to its four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation                    Long-Term Compensation
                                      ---------------------------------------  --------------------------------------
                                                                                        Awards              Payouts
                                                                               -------------------------  -----------
           Name and                                               Other                      Securities
      Principal Position                                         Annual       Restricted     Underlying                  All Other
            as of                                                Compen-        Stock         Options/      LTIP          Compen-
      December 31, 1999         Year   Salary    Bonus/(1)/     sation(2)    Awards/(3)/        SARs     Payouts/(4)/    sation/(5)/
------------------------------------------------------------------------------------------------------------------------------------
Thomas H. Johnson               1999   $541,000  $352,050       $103,577                     50,000      $214,500        $13,182
President & Chief               1998    512,500   349,790         18,251     $  418,500      50,000                        4,000
Executive Officer and           1997    208,333   106,600         31,735      1,350,000      50,000                       52,159
Director
(since August 1997)

Keith Gilchrist/(6)/            1999   272,541   146,409                        230,800      15,000        29,760            664
Executive Vice President
- European Packaging
(since March 1999)

Octavio Orta                    1999   296,500   121,200           5,766                     15,000       102,300         14,500
Executive Vice President        1998    93,333    50,000                        306,900      15,000
- Display & Packaging
(since September 1998)

Andrew J. Kohut                 1999   237,500   116,140                                     10,000      177,300           8,129
Senior Vice                     1998   231,500    81,865                        306,900       5,000                        6,255
President - Strategic           1997   223,000    55,000                        188,250       9,500      14,094            6,458
Development

William T. Tolley               1999   224,000   123,919                                     10,000     143,700            7,761
Senior Vice                     1998   210,000   113,595           6,789        251,100      10,000                        4,000
President - Finance             1997   200,000   135,600          21,836        156,875      14,500      11,344           39,224
& Chief Financial
Officer

___________________
    /(1)/ The 1997 bonus amounts include special one time payments relating to the sale of the West Point mill and four packaging plants for Messrs. Kohut and Tolley.

    /(2)/ The amounts for Mr. Johnson represent reimbursement of club fees and dues, including taxes on the reimbursement, for 1999, and reimbursement of taxes on relocation payments for 1998 and 1997, each in accordance with his employment agreement. Amounts for Messrs. Orta and Tolley represent reimbursement of taxes on relocation payments. None of the other Named Executive Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus shown above.

    /(3)/ The amounts appearing in the Restricted Stock Awards column represent the value of time-based restricted stock awards granted during 1999, 1998 and 1997 based on the closing price for the Corporation's Common Stock on the date of grant. As of December 31, 1999, the number and value (based on the closing price of $30.50 for the Common Stock on such date) of shares of restricted stock held by the Named Executive Officers were as follows: Mr. Johnson, 45,500 shares, $1,387,750; Mr. Gilchrist, 8,107 shares, $247,264; Mr. Orta, 13,034 shares, $397,537; Mr. Kohut, 8,962 shares, $273,341; and Mr. Tolley, 6,511 shares, $198,586. None of such shares will vest, in whole or in part, in less than three years from the date of grant, except that (a) restricted stock awards in 1998 for 12,000 shares for Mr. Johnson, 8,800 shares for each of Mr. Orta and Mr. Kohut, and 7,200 shares for Mr. Tolley vest in annual installments over four years, (b) restricted stock awards in 1999 for 6,400 shares for Mr. Gilchrist vest in annual installments over three years, and (c) such shares will vest upon the death, disability or retirement of the executive or upon the occurrence of certain events following a "change in control" of the Corporation, as described above under the caption "Definition of Change in Control." Dividends will be paid on shares of restricted stock at the same rate and times as on all other shares of Common Stock.

    /(4)/ The amounts appearing in the LTIP Payouts column for 1999 represent the value of performance-based restricted stock earned in 1999 with respect to the 1998-2001 performance cycle under the 1997 Incentive Plan, based on the Corporation's financial performance, and the partial payment of incentive awards with respect to the 1996-2000 performance cycle under the 1993 Incentive Plan to recognize the Corporation's achievement to date of the goals under the 1996-2000 performance cycle. The value of the performance-based restricted stock is based on the closing price for the Common Stock of $31.00 on December 13, 1999, the date that the awards were deemed to have been earned. The amounts for 1997 represent the value of restricted stock and stock units earned in 1997 with respect to the 1996-2000 performance cycle under the 1993 Incentive Plan. The amounts for 1997 are based on the closing price for the Common Stock of $34.375 on December 31, 1997. No awards were earned in 1998.

    /(5)/ "All Other Compensation" for 1999 includes the following: (a) the Corporation's 50% matching contributions under the Corporation's 401(k) Savings Plan for Salaried Employees of the following amounts made to the Named Executive officers: Messrs. Johnson, Orta, Kohut and Tolley, $4,000; and Mr. Gilchrist, $0; (b) the Corporation's matching contribution under the Corporation's Salaried Employees' Stock Purchase Plan of the following amounts made to the Named Executive Officers: Mr. Johnson, $9,182; Mr. Gilchrist, $0; Mr. Orta, $0; Mr. Kohut, $4,129; and Mr. Tolley, $3,761; (c) Field Group's payment to Mr. Gilchrist under its Profit Related Employee Share Scheme in the amount of $664; and (d) reimbursement of relocation expenses for Mr. Orta in the amount of $10,500.

    /(6)/   Mr. Gilchrist is compensated in British pounds. The amounts listed in the Salary, Bonus and All Other Compensation columns in U.S. dollars for Mr. Gilchrist are based on the average exchange rate for the period April 1999 through December 1999.

                             Stock Options and SARs

    The following table contains information concerning the grants of options and SARs made during 1999 under the 1997 Incentive Plan to the Named Executive Officers.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                             Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock Price
                              Individual Grants                                             Appreciation for Option Term/(1)/
--------------------------------------------------------------------------------         ------------------------------------

                                         % of Total
                           Number of      Options/
                          Securities       SARs
                          Underlying     Granted to
                           Options/      Employees   Exercise        Expira-
                             SARs        in Fiscal   or Base         tion
Name                      Granted/(2)/     Year      Price /(3)/     Date                   0%     5%/(4)/      10%/(4)/
--------------------------------------------------------------------------------         ------------------------------------
Thomas H. Johnson          50,000          13.9%       $27.64          4/15/09             $0       $869,000     $2,202,500

Keith Gilchrist            15,000           4.2         27.64          4/15/09              0       260,700         660,750

Octavio Orta               15,000           4.2         27.64          4/15/09              0       260,700         660,750

Andrew J. Kohut            10,000           2.8         27.64          4/15/09              0       173,800         440,500

William T. Tolley          10,000           2.8         27.64          4/15/09              0       173,800         440,500

_____________________

    /(1)/ The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

    /(2)/ All grants were nonqualified options issued under the 1997 Incentive Plan and become exercisable in one-third installments on each of the first three anniversaries of the date of grant.

    /(3)/ The exercise price was set at the average of the closing prices of the Common Stock on the twenty trading days up to and including the date of the grant for the options. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.

    /(4)/ The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the SEC. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in 1999, will be dependent on the future performance of the Common Stock. To put the hypothetical gains shown in the table into perspective, the following is provided:

                                                                             Annual Rate of Stock Price
                                                                                    Appreciation
                                                                ---------------------------------------------------
                                                                        5%                          10%
                                                                -------------------          ----------------------
Resulting stock price based on $27.64 starting price                   $     45.02                $       71.69

Per share gain                                                               17.38                        44.05

Aggregate hypothetical gain that would be realized by all
stockholders (based on 21,551,191 shares outstanding on
April 16, 1999)                                                        374,559,700                  949,329,964

Aggregate hypothetical gain on options granted to the Named
Executive Officers if assumed prices are achieved                        1,738,000                    4,405,000

Hypothetical aggregate gains for the Named Executive
Officers as a percentage of all stockholders' gains                            0.5%                         0.5%

                        Option/SAR Exercises and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during 1999, and unexercised options and SARs held by them on December 31, 1999.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                               Number of Securities
                                                              Underlying Unexercised           Value of Unexercised
                                                                 Options/SARs at           In-the-Money Options/SARs at
                                                                     Year-End                      Year-End (1)
                                Shares Acquired   Value            Exercisable/                    Exercisable/
       Name                       on Exercise    Realized       Unexercisable/(2)/               Unexercisable/(2)/
       ----                       -----------    --------       ------------------               ------------------
Thomas H. Johnson                    0                 $0          50,000/100,000                 $      0/$143,000

Keith Gilchrist                      0                  0                0/15,000                          0/42,900

Octavio Orta                         0                  0            5,000/25,000                          0/42,900

Andrew J. Kohut                      0                  0           48,000/16,500                    212,005/28,600

William T. Tolley                    0                  0           13,000/21,500                          0/28,600

____________________
     /(1)/ The value of unexercised in-the-money options/SARs represents the positive spread between the December 31, 1999, closing price of Common Stock ($30.50) and the exercise price of any unexercised options and SARs.

     /(2)/ The shares represented could not be acquired by the Named Executive Officer as of December 31, 1999, and future exercisability is subject to the executive remaining employed by the Corporation for up to three years from the date of grant, subject to acceleration in the event of the retirement, death or total disability of the executive or a "change in control" of the Corporation (as defined in the 1997 Incentive Plan, the 1993 Incentive Plan and the 1987 Stock Option Plan).

                          Long-Term Incentive Awards

     The following table contains information concerning awards made to the Named Executive Officers during 1999 of performance shares for the 1996-2000 performance cycle and performance-based restricted stock for the 1998-2001 performance cycle.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                     Performance
                                Number of          or Other Period                Estimated Future Share Payouts
                             Shares, Units or      Until Maturation               ------------------------------
      Name                     Other Rights           or Payout            Threshold       Target          Maximum
      ----                     ------------           ---------            ---------       ------          -------
Thomas H. Johnson/(1)/          4,900 shares       9/13/99-12/31/00            490          4,900           4,900

Keith Gilchrist/(2)/            4,800 shares           1998-2001               960          4,800           4,800

Octavio Orta/(1)/                          0

Andrew J. Kohut/(1)/            4,100 shares       9/13/99-12/31/00            410          4,100           4,100

William T. Tolley/(1)/          3,300 shares       9/13/99-12/31/00            330          3,300           3,300

____________________

     /(1)/ The awards to Messrs. Johnson, Kohut and Tolley reflect performance shares awarded under the Long-Term Incentive Program for the 1996-2000 performance cycle in consideration of the loss of certain incentive opportunities that were canceled in 1999. See "Compensation Committee Report on Executive Compensation - Long-Term Incentive Programs."

     /(2)/ The award to Mr. Gilchrist consists of performance-based restricted stock granted under the 1997 Incentive Plan for the 1998-2001 performance cycle. The performance-based restricted stock will be earned any time after June 30, 1999, that the Corporation's ROE over the previous five (5) calendar quarters meets the goals set by the Compensation Committee, with a portion of the restricted stock earned when the Corporation's ROE exceeds a specified threshold amount, an additional amount of restricted stock earned when the Corporation's ROE exceeds a specified intermediate amount and the balance earned if the Corporation achieves 100% of the specified goal. Mr. Gilchrist was also granted time-based restricted stock under the 1998-2001 performance cycle that vests at the end of each year from 1999 to 2001. This time-based restricted stock is included under "Restricted Stock Awards" in the Summary Compensation Table. All restricted stock granted for the 1998-2001 performance cycle will be deemed to have been earned in full in the event of a "change in control" of the Corporation (as defined in the 1997 Incentive Plan).

                              Pension Plans Table

     The following table illustrates the approximate aggregate annual retirement benefits payable to covered participants retiring at age 65 pursuant to the Corporation's funded retirement plan for its salaried employees and unfunded supplemental retirement plan for certain officers and other key employees.

                                                    Estimated Annual Retirement Benefit at Age 65/(1)/
                              ------------------------------------------------------------------------------------------
                                                             Years of Credited Service/(3)/
                              ------------------------------------------------------------------------------------------
       Annual
 Compensation/(2)/                  5                  10                 15                 20                 25
------------------            -------------     ---------------     --------------    ---------------    ---------------
$ 200,000                        $ 20,000            $ 40,000           $ 60,000           $ 80,000           $ 96,000
  400,000                          40,000              80,000            120,000            160,000            192,000
  600,000                          60,000             120,000            180,000            240,000            288,000
  800,000                          80,000             160,000            240,000            320,000            384,000
1,000,000                         100,000             200,000            300,000            400,000            480,000

_________________

     /(1)/ All Named Executive Officers, except Mr. Gilchrist, are participants in the Corporation's funded retirement plan for salaried employees and its unfunded supplemental retirement plan. Mr. Gilchrist participates in the Field Group Pension Scheme, as described below.

     /(2)/ Annual compensation is the average of the highest five consecutive years' salary and bonus paid during the last ten consecutive years and, in the case of the Named Executive Officers, approximates such amounts as set forth in the Summary Compensation Table.

     /(3)/ The years of credited service for the Named Executive Officers as of March 1, 2000, were: Mr. Johnson, 2; Mr. Orta, 1; Mr. Kohut, 20; and Mr. Tolley, 3. Mr. Gilchrist has 18 years of credited service under the Field Group Pension Scheme.

     The above amounts are stated as payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts shown in the table are subject to reduction for a portion of Social Security benefits.

     As an employee of Field Group plc, a subsidiary of the Corporation, Mr. Gilchrist participates in the Field Group Pension Scheme (the "Pension Scheme"). The objective of the Pension Scheme is to provide an annual retirement benefit at normal retirement age, which is age 60 for Mr. Gilchrist, of approximately 67% of pensionable earnings. Pensionable earnings approximate base salary for Mr. Gilchrist. At Mr. Gilchrist's option, part of the benefit may be exchanged for a lump sum cash payment (within U.K. Inland Revenue limits) at retirement. The Corporation contributes an amount equal to approximately 19% of Mr. Gilchrist's pensionable earnings, and Mr. Gilchrist contributes approximately 6% of his pensionable earnings, to the Pension Scheme. Mr. Gilchrist's accrued benefit at December 31, 1999, was approximately $167,449. This amount is determined in British pounds and has been converted into U.S. dollars based on the average exchange rate for the period April 1999 through December 1999.

                Certain Relationships and Related Transactions

     During 1998, in connection with the employment of Mr. Octavio Orta as the Corporation's Executive Vice President - Display & Packaging, the Corporation unconditionally guaranteed the repayment of a third party loan to Mr. Orta in the principal amount of $600,000. On April 15, 1999, Mr. Orta repaid the loan in full and the Corporation was released from its guarantee.

          Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is composed of Messrs. Viviano (Chairman), Hintz, Rosenblum and Tilghman. No member of the Compensation Committee had relationships, or engaged in transactions, with the Corporation during 1999 of the type required to be disclosed under the caption "Certain Relationships and Related Transactions."

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the New York Stock Exchange. Executive officers, directors and owners of more than 10% of the Common Stock are required by regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms it has received and written representations from certain reporting persons who were not required to file a Form 5 for 1999, the Corporation believes that all of its executive officers, directors and owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 1999, with the exception of one late filing of a Form 4 by Mr. Jack C. King, former Vice President - Forest Resources, for June 1999.

                               Performance Graph

     The Corporation's Proxy Statement for the 1999 Annual Meeting of stockholders presented a performance graph that compared the Corporation's cumulative total stockholder return for the five year period ended December 31, 1998, to the S&P Midcap 400 Composite Index and the S&P Midcap 400 Paper & Forest Products Group Index. In light of the Corporation's strategic refocusing from a paper and forest products company to a global specialty packaging and merchandising services company, the Corporation determined that the Dow Jones Global Containers & Packaging Industry Group Index is a more appropriate comparison for the performance of the Common Stock than the S&P Midcap 400 Paper & Forest Products Group Index. Rules of the SEC require that if an index is selected that is different from an index used for the immediately-preceding year, the Corporation's total return must be presented in the performance graph for both the newly selected index and the index used in the immediately-preceding year. Accordingly, the following graph is presented to compare the cumulative total return for the Common Stock to the cumulative total return of the S&P Midcap 400 Composite Index, the Dow Jones Global Containers & Packaging Industry Group Index and the S&P Midcap 400 Paper & Forest Products Group Index for the Corporation's last five fiscal years. The graph assumes an investment of $100 in the Common Stock and in each index as of December 31, 1994, and that all dividends were reinvested.


         5 Year Comparison: Chesapeake Corporation vs. S&P Midcap 400
        Index vs. Dow Jones Global Containers & Packaging Index vs. S&P
                        Midcap 400 Paper & Forest Index

                                    [GRAPH]


                                    (December 31st of each year)
                             '94    '95     '96     '97     '98    '99

Chesapeake Corporation       100     92     100     113     124    105
S&P Midcap 400 Index         100    131     156     206     246    282
Dow Jones Global Containers
  & Packaging Index          100     99     109      99      92     96
S&P Midcap 400 Paper &
  Forest Index               100    118     121     131     129    145

       STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     Any proposal submitted by a stockholder for inclusion in the proxy materials for the annual meeting of stockholders in 2001 must be delivered to the Corporation at its principal office in Richmond, Virginia, not later than November 24, 2000.

     In addition to any other applicable requirements, for business to be properly brought before the 2001 annual meeting by a stockholder, even if the proposal is not to be included in the Corporation's proxy statement, the Corporation's bylaws provide that the stockholder must give notice in writing to the Secretary of the Corporation not later than January 23, 2001. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and class, series and number of shares beneficially owned by, the stockholder proposing such business and (iii) any material interest of the stockholder in such business.

                                 OTHER MATTERS

     As of the date of this proxy statement, management knows of no business that will be presented for consideration at the annual meeting of stockholders other than that stated herein. As to other business, if any, and matters incident to the conduct of the meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

     Stockholders, whether or not they expect to attend the annual meeting in person, are requested to mark, date and sign the enclosed proxy and return it to the Corporation. Please sign exactly as your name appears on the accompanying proxy. Alternatively, you may choose to vote by telephone. Instructions for this convenient voting method are set forth on the enclosed proxy card. Stockholders may revoke their proxy by delivering a written notice of revocation to the Corporation at its principal office to the attention of J. P. Causey Jr., Secretary, at any time before the proxy is exercised.



                                                   J. P. Causey Jr.
                                                   Secretary


March 24, 2000

                                    NOTICE



                                      and



                                PROXY STATEMENT



                                    for the



                                ANNUAL MEETING



                                      of



                                 STOCKHOLDERS



                                  To Be Held

                                April 26, 2000



                                    [LOGO]

                            CHESAPEAKE CORPORATION
                           RICHMOND, VIRGINIA 23218

              Proxy Solicited on Behalf of the Board of Directors
            for the Annual Meeting of Stockholders, April 26, 2000

The undersigned hereby appoints Thomas H. Johnson, Wallace Stettinius and Harry
H. Warner and each of them as proxies (and if the undersigned is a proxy, as substitute proxies), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Corporation held of record by the undersigned on March 8, 2000, at the annual meeting of stockholders to be held at 10:00 a.m. on April 26, 2000, or any adjournments thereof.

                PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on reverse side.)


                  Detach Admittance Card Before Marking Proxy

[Logo] Chesapeake


                                ADMITTANCE CARD

                          ANNUAL STOCKHOLDERS MEETING

                          APRIL 26, 2000, 10:00 A.M.

           (Light refreshments will be available before the meeting)

                             AUDITORIUM, 4TH FLOOR
                       CRESTAR BANK, 9TH & MAIN STREETS
                              RICHMOND, VIRGINIA

           Please present this card at the door to gain admittance.

                            CHESAPEAKE CORPORATION
                           RICHMOND, VIRGINIA 23218

              Proxy Solicited on Behalf on the Board of Directors
            for the Annual Meeting of Stockholders, April 26, 2000

                            CHESAPEAKE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                                                                        For All
1.Election of Directors:                                                  For         Withhold          Except
Nominees: 01-James E. Rogers, 02-Wallace Stettinius,                     / /             / /             / /
03-Joseph P. Viviano, 04-Harry H. Warner (each for
Class II to serve until the 2003 annual meeting of stockholders)
and 05-Sir David Fell (for Class I to serve until the 2002 annual meeting of stockholders)

_______________________________________________
(Except for nominee(s) written above)

In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting.

The Board of Directors unanimously recommends a vote FOR proposal 1.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the proposal presented.

             Dated: _________________________________________, 2000

Signature(s) ________________________________________________________

__________________________________________________________________
Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.

                         .   FOLD AND DETACH HERE   .
CONTROL NUMBER

                               VOTE BY TELEPHONE
                       QUICK * * * EASY * * * IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 .  There is NO CHARGE for this call.
 .  On a touch tone telephone call TOLL FREE 1-877-587-0758 24 hours a day - 7 days a week.
 . You will be asked to enter a Control Number which is located on the middle-left of this form.

OPTION #1: To vote as the Board of Directors recommends on the proposal: Press
           1.

      Your vote will be confirmed and cast as you directed.  END OF CALL.

OPTION #2:  To withhold your vote, press 0.  You will hear these instructions:

To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0. If you press 0, enter the two digit number that precedes the nominee(s) for whom you withhold your vote; then press 0 again.

      Your vote will be confirmed and cast as you directed.  END OF CALL.

   If you vote by telephone, there is no need for you to return your proxy.
                             THANK YOU FOR VOTING!

[Logo] Chesapeake                                                 March 24, 2000


Dear Plan Participant:

     The instruction card to vote your Chesapeake Corporation common stock held in the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees or the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees (the "Plans") is on the lower portion of this page. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it to The Bank of New York.

     As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held in the auditorium of Crestar Bank, 9/th/ & Main Streets, Richmond, Virginia, on Wednesday, April 26, 2000, at 10:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting our corporate office in Richmond at (804) 697-1000.

                                   Sincerely,


                                   J.P. Causey Jr.
                                   Secretary


                            DETACH PROXY CARD HERE

[  ]

The Board of Directors Unanimously Recommends a Vote FOR the Following Proposal:

(1) Election of        FOR all nominees      [ ]      WITHHOLD AUTHORITY to vote for      [ ]        *EXCEPTIONS      [ ]
 directors:              listed below                   all nominees listed below.

Nominees: James E. Rogers, Wallace Stettinius, Joseph P. Viviano, Harry H. Warner (each for Class II to serve until the 2003 annual meeting of stockholders), and Sir David Fell (for Class I to serve until the 2002 annual meeting of stockholders).

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions____________________________________________________________

(2) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                        Address Change and or    [  ]
                                        Comments Mark Here

                                        Please sign exactly as name is printed
                                        to the left.

                                        Dated:___________________________, 2000
                                        ________________________________________
                                        ________________________________________


(Please sign, date and return this      Votes MUST be indicated    [  ]
 card in the enclosed envelope.)        (x) in Black or Blue ink.

TO: THE BANK OF NEW YORK
    Trustee of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees and the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees

     With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Chesapeake Corporation 401(k) Savings Plan for Salaried Employees and the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                      PLEASE SIGN AND DATE ON THE REVERSE

                        (Continued on the reverse side)



                                               CHESAPEAKE CORPORATION
                                               P.O. BOX 11241
                                               NEW YORK, N.Y.  10203-0241

[Logo] Chesapeake

                                                                  March 24, 2000

Dear Plan Participant:

     The instruction card to vote your Chesapeake Corporation common stock held in the Georgia-Pacific Tissue 401(k) Plan for Salaried Employees or the Georgia-Pacific Tissue 401(k) Savings Plan for Hourly Employees (the "Plans") is on the lower portion of this page. It is important that you instruct the trustee to vote your shares held in the Plans by completing the instruction card below and returning it to The Bank of New York.

     As a participant in the Plans, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held in the auditorium of Crestar Bank, 9/th/ & Main Streets, Richmond, Virginia, on Wednesday, April 26, 2000, at 10:00 A.M. If you plan to attend the meeting and have not otherwise requested an admittance card, you may request an admittance card by contacting our corporate office in Richmond at (804) 697-1000.

                                           Sincerely,


                                           J.P. Causey Jr.
                                           Secretary


                            DETACH PROXY CARD HERE

[  ]

The Board of Directors Unanimously Recommends a Vote FOR the Following Proposal:

(1) Election of        FOR all nominees      [ ]      WITHHOLD AUTHORITY to vote for      [ ]        *EXCEPTIONS      [ ]
 directors:              listed below                   all nominees listed below.

Nominees: James E. Rogers, Wallace Stettinius, Joseph P. Viviano, Harry H. Warner (each for Class II to serve until the 2003 annual meeting of stockholders), and Sir David Fell (for Class I to serve until the 2002 annual meeting of stockholders).

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions_________________________________________________________________

(2) In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.

                                        Address Change and or    [  ]
                                        Comments Mark Here

                                        Please sign exactly as name is printed
                                        to the left.

                                        Dated:________________________, 2000
                                        _______________________________________
                                        _______________________________________

(Please sign, date and return this      Votes MUST be indicated    [  ]
card in the enclosed envelope.)         (x) in Black or Blue ink.

TO: THE BANK OF NEW YORK
    Trustee of the Georgia-Pacific Tissue 401(k) Plan for Salaried Employees and the Georgia-Pacific Tissue 401(k) Savings Plan for Hourly Employees.

     With respect to the shares of Common Stock of Chesapeake Corporation represented by my interest in the Trust Funds of the Georgia-Pacific Tissue 401(k) Plan for Salaried Employees and the Georgia-Pacific Tissue 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated on the reverse.

                      PLEASE SIGN AND DATE ON THE REVERSE

                        (Continued on the reverse side)



                                                   CHESAPEAKE CORPORATION
                                                   P.O. BOX 11241
                                                   NEW YORK, N.Y.  10203-0241

                                 March 24, 2000



TO: Participants in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


     Enclosed are proxy materials in connection with Chesapeake Corporation's stockholders meeting to be held on April 26, 2000. Also enclosed are the instructions for Associated Bank to vote your full shares of Chesapeake Corporation common stock held in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees (the "Plan"). It is important that you instruct Associated Bank, the trustee of the Plan, to vote your shares held in the Plan and allocated to your account by completing and returning the instructions enclosed. All voting instructions given to Associated Bank will be confidential.

     To be effective, your proxy must be received by Associated Bank by the close of business (4:00 p.m. CDT), April 24, 2000. If you do not direct the vote of the shares of common stock allocated to your account, Associated Bank will not vote those shares. You may revoke your proxy by delivering a written notice of revocation to Associated Bank at the address below by the close of business (4:00 p.m. CDT), April 24, 2000. Any notice of change must be timely, contain your name and your social security number, and be signed and dated.

                    Associated Bank, Trustee
                    P. O. Box 408
                    Neenah, Wisconsin  54957-0408

     As a participant in the Plan, you are entitled to attend the annual meeting of stockholders of Chesapeake Corporation to be held at Crestar Bank, 9th and Main Streets, Richmond, Virginia, on Wednesday, April 26, 2000 at 10:00 A.M. If you plan to attend the meeting and have not otherwise received an admittance card, you may request an admittance card by contacting the Chesapeake corporate office in Richmond at (804) 697-1000.

                                         Sincerely,



                                         J. P. Causey Jr.
                                         Secretary



     NOTE:   PLEASE MARK THE ENCLOSED VOTING
             INSTRUCTIONS AND MAIL TO ASSOCIATED
             BANK IN THE ENVELOPE PROVIDED.

                               VOTING INSTRUCTIONS




TO:  ASSOCIATED BANK

     Trustee of the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees


     With respect to the full shares of Common Stock of Chesapeake Corporation allocated to my account in the Wisconsin Tissue Mills Inc. 401(k) Savings Plan for Hourly Employees, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Chesapeake Corporation to instruct the persons named therein, or their substitutes, to vote in accordance with the proxy statement as designated below.

     The Board of Directors unanimously recommends a vote FOR the following proposal:


(1) Election of four directors for a three year term. Class II (to serve until the 2003 annual meeting of stockholders):

     James E. Rogers, Wallace Stettinius, Joseph P. Viviano, Harry H. Warner

     Election of one director for a two year term. Class I (to serve until the 2002 annual meeting of stockholders):

                                 Sir David Fell




     [  ]    FOR              [  ]   WITHHOLD            [  ] EXCEPTIONS: Withhold vote
all nominees listed above    vote for all nominees        on the following nominee(s) only

                                                          __________________________


     In their discretion, the proxies are authorized to vote upon such other business and matters incident to the conduct of the meeting as may properly come before the meeting and any adjournments.


                                PLEASE MARK YOUR
                              CHOICES LIKE THIS [X]


Name:

Shares




Signature_____________________________        Date _______________________, 2000


   PLEASE MAIL THESE INSTRUCTIONS IN THE ENCLOSED ENVELOPE TO ASSOCIATED BANK

                                            April 10, 2000



                                   A REMINDER
                                   ----------




Dear Stockholder:

     Proxy material for the annual meeting of stockholders of Chesapeake Corporation was sent to you under date of March 24, 2000.

     According to our records, your proxy for this meeting, which will be held on Wednesday, April 26, 2000, has not yet been received. Regardless of the number of shares you may own, it is important that they be represented.

     If you have not already returned your proxy card or telephoned your vote, or if you did so more than a week ago, I urge you to promptly sign, date and mail the enclosed duplicate card or telephone the proxy voting number shown on your proxy card to vote your shares.

                                    Sincerely,



                                    J. P. Causey Jr.
                                    Secretary



kmh
Enclosure